Exhibit 99.1

PRESS RELEASE

February 15, 2005

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2004 Fourth Quarter and Year-End Results

ENGELHARD, N.C. – ECB Bancorp, Inc. (NASDAQ: ECBE) (“ECB” or the “Company”), the holding company for The East Carolina Bank, announced today its results for the three months and for the year ended December 31, 2004.

The Fourth Quarter results include an other-than-temporary impairment non-cash charge of $1,388,000 related to $5,665,000 face value of perpetual preferred stock issued by Federal National Mortgage Association (“FNMA”) and Federal Home Loan Mortgage Corporation (“FHLMC”), both Government sponsored entities (GSE’s).

Arthur H. Keeney, III, President and CEO of ECB stated: “The decision to record the other-than-temporary impairment charge is based on generally accepted accounting practices and SEC accounting guidance and because the securities do not have specific maturity dates. Though these are investment grade securities (rated “AA” by S&P, “Aa” by Moody’s), after a thorough analysis, and like so many of our industry peers who have recently taken similar action, we concluded that the securities should be considered impaired as of year-end and we reflected the charge in our income statement.”

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Net income for the year-ended December 31, 2004 (including the effect of the other-than-temporary charge) was $3,280,000 and per share earnings were $1.60 on a diluted basis. ROE for the full year was 10.11%. Absent the other-than-temporary charge of $1,388,000, which was partially off-set by a reduction in the accrual for our annual incentive plan of $168,000 (net of taxes) to reflect the effect of the write-down on our 2004 operating results, our net income for the year would have been $4,500,000, our earnings per share would have been $2.20 (representing a 15.2% increase over the $1.91 earned per share in the fiscal year 2003, as compared to the 16.2% decrease actually recorded), and our ROE would have been 14.94%.

Net loss for the three months ended December 31, 2004 was ($84,000) and per share loss was ($0.04) on a diluted basis. Absent the other-than-temporary charge and related adjustment in incentive plan accruals, our net income for the quarter would have been $1,137,000, and earnings per share would have been $0.56 as compared to the $0.41 earned per share in the fourth quarter of 2003.

2004 Financial Highlights

•	Net interest income for 2004 rose 10.5% to $16,822,000 from $15,230,000 from a year ago.

•	Non-interest income for 2004 rose 13.3% to $6,190,000 from $5,464,000 in 2003.

•	Consolidated assets increased 15.4% to $501,890,000 at December 31, 2004 from $434,964,000 at December 31, 2003.

•	Loans increased 17% to $329,530,000 at December 31, 2004 from $281,581,000 at December 31, 2003.

•	Deposits increased 16.5% to $411,133,000 at December 31, 2004 from $352,934,000 at year-end December 31, 2003.

Arthur H. Keeney, III, President and Chief Executive Officer, stated: “We are pleased that 2004 was another fine year for ECB Bancorp, Inc. Our solid performance was dampened a bit by the other-than-temporary impairment non-cash charge taken in the fourth quarter. However, we continue to build on the momentum of the last few years. We successfully met the challenges of the evolving interest-rate environment which, having previously declined to their lowest levels in over forty years, began to rise during 2004. We anticipate further increases in 2005.

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“Underpinning our strong performance in 2004 was a continued focus on the implementation of key objectives of our strategic plan: grow the loan portfolio while maintaining high asset quality, grow core deposits, increase non-interest income, control expenses, and make strategic investments in new communities, that is resulting in increased shareholder value.

“In 2004, we entered into new markets and opened new full-service branches in Morehead City and Wilmington, all of which are performing well. The expansion of our Nags Head branch was also completed and is serving our Outer Banks customer base more effectively. Additionally, in early 2005, we moved into our new full-service branch and corporate headquarters facility in Engelhard, which is an attractive, brick, Williamsburg-style, 12,300 square foot building.

“We are honored that The East Carolina Bank was recognized by Business North Carolina as one of the top 75 publicly traded companies in North Carolina. The August 2004 edition of that magazine featured the top 75 public companies in North Carolina with rank determined by a formula which included market value, price, earnings, revenue, net income, dividends, assets and common equity. ECB boasted an impressive total five-year return of 155%, earning a spot among the top 10 companies. Of the companies named, the median total five-year return was 29%, which makes ECB’s numbers all the more impressive.

“Looking ahead, we remain optimistic that 2005 will be another good year for ECB. We will continue to focus on organic growth as we continue to look for opportunities to establish new locations, particularly in communities that have not yet experienced our style of personalized community banking. Importantly, we remain committed to building value for our shareholders. We are confident that we have the strategy, the management and the people to meet the new challenges ahead.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new full-service branches in Morehead City and Wilmington. The Bank also provides mortgages, insurance services through the Bank’s licensed agents and investment and brokerage services offered through a third-party broker-dealer. ECB’s common stock is listed on The Nasdaq SmallCap Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

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“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, and general economic conditions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

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